Exhibit 10.12

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

SPONSORED RESEARCH AGREEMENT

This Sponsored Research Agreement (“Agreement”) is by and between The University of Texas M. D. Anderson Cancer Center (“Institution”), a member institution of The University of Texas System (“System”) and Codiak Biosciences, Inc., a Delaware corporation with its principal place of business at 999 Third Avenue, Suite 3400, Seattle, WA 98104 (“Sponsor”).

RECITALS

A. Sponsor and Institution have entered into that certain Patent and Technology License Agreement, effective as of the 10th day of November, 2015 (“License Agreement Effective Date”), pursuant to which, among other things, Institution has granted an exclusive license to Sponsor to develop and commercialize products relating to intellectual property developed in part by the Principal Investigator (the “License Agreement”). Terms portrayed in all capitalized letters herein shall have the definition provided in the License Agreement;

B. Sponsor desires that Institution perform the Research Program (as hereinafter defined) and is willing to advance funds to sponsor such Research Program;

C. Sponsor desires to obtain certain rights to patents and technology developed by Principal Investigator with a view to profitable commercialization of such patents and technology for the Sponsor’s benefit; and

D. Institution is willing to perform the Research Program and to grant rights to such patents and technology.

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, Institution and Sponsor agree as follows:

1. EFFECTIVE DATE

This Agreement shall be effective as of the date of approval of the Agreement by OGC as set forth in Section 10.6 (the “Effective Date”).

2. RESEARCH PROGRAM

2.1

Institution will use reasonable efforts to conduct the Research Program described in Attachment A (the “Research Program”), and will furnish the facilities necessary to carry out said Research Program. Attachment A may be amended from time-to-time during the Term, by agreement of the parties, to modify the current Research Program or to add additional research projects for inclusion as part of the Research Program. The Research Program will be under the direction of, and will be conducted at Institution by, [***], or his designate as required by Institution’s policies and/or as mutually agreed to by the parties (“Principal Investigator”).

2.2

The term of the Research Program shall be from the Effective Date through and including the third anniversary of the Effective Date (each such annual period within the term is a “Year of Operation”). Sponsor shall have the option of extending the term of the Research Program under mutually agreeable support terms.

2.3 Sponsor understands that Institution’s primary mission is education and advancement of knowledge, and consequently the Research Program will be designed to carry out that mission. The manner of performance of the Research Program shall be determined solely by the Principal Investigator provided that the Research Program will be conducted in accordance with Attachment A and applicable laws. Institution does not guarantee specific results, and the Research Program will be conducted only on a reasonable efforts basis.

2.4 Sponsor understands that Institution may be involved in similar research on behalf of itself and others. Institution shall be free to continue such research provided that during the term of this Agreement, any such commercial research similar to the Research Program will be conducted outside of the laboratory facilities overseen by Principal Investigator and without the supervision or participation of Principal Investigator. Sponsor shall not gain any rights via this Agreement to such other research.

2.5 Institution does not guarantee that any patent rights will result from the Research Program, that the scope of any patent rights obtained will cover Sponsor’s commercial interests, or that any such patent rights will be free of dominance by other patents, including those based upon inventions made by other inventors in System independent of the Research Program.

3. FIXED PRICE

3.1 As consideration for the performance by Institution of its obligations under this Agreement, Sponsor agrees to pay Institution as delineated below:

Year of Operation	Direct Expenses
1	[***]
2	[***]
3	[***]

Such amounts will be used to fund procurement of equipment, and the cost of employing specific personnel and materials, in each case, for use directly in the performance of the Research Program, such charges to be allocated between the Research Program and other activities conducted in the Principal Investigator’s laboratory in accordance with the Institution’s reasonable practices and policies (“Direct Expense”). Such funding shall be payable on a calendar quarter basis during the term of this Agreement with the first payment to be due and payable within [***] after the Effective Date and each subsequent payment to be due and payable within [***] after the start of each calendar quarter thereafter, during each of the first, second and third years of operation (each payment referred to as the “Quarterly Payment”). The first and last such payments shall be pro-rated to account for the period between the Effective Date and the beginning of the first full calendar quarter and the period between the end of the last full calendar quarter and the date of termination, should such periods be less than a complete calendar quarter. In addition, Sponsor will pay to Institution an “Overhead Charge” based on the Direct Expenses, calculated and payable as below:

•	Overhead Charge equal to Twenty-five percent (25%) of Direct Expense payable in cash with each of the foregoing Quarterly Payments, and

•

Overhead Charge equal to Twenty percent (20%) of Direct Expense, which such Overhead Charge shall be payable in the form of Series A Preferred Stock of Sponsor (as defined in the Second Amended and Restated Certificate of Incorporation of Sponsor (the “A&R COI”) and the Series B Preferred Stock (as defined in the A&R COI)) of Sponsor, as follows:

(a) During the first year of operation, Sponsor shall issue to Institution Fifty Thousand (50,000) shares of Series A Preferred Stock of Sponsor with each Quarterly Payment made to Institution, and with such Series A Preferred Stock valued at One Dollar ($1.00) per share, for a total of Two Hundred Thousand (200,000) shares of Series A Preferred Stock of Sponsor; and

(b) During the second and third years of operation, Sponsor shall issue Forty-One Thousand Six Hundred Sixty-Six (41,666) shares of Series B Preferred Stock of Sponsor on a quarterly basis, with each Quarterly Payment made to Institution, and with each share of Series B Preferred Stock of Sponsor valued at Three Dollars ($3.00) per share, and such that the Institution shall receive a total of Three Hundred Thirty-Three Thousand, Three Hundred Thirty-Three (333,333) shares of Series B Preferred Stock of Sponsor.

All payments under this Agreement shall be made payable to The University of Texas, M. D. Anderson Cancer Center, specifically referencing the Principal Investigator, the title of the Research Program, and the Agreement number, and submitted to the address in Section 3.4.

3.2 Institution shall retain title to all equipment purchased and/or fabricated by it with funds provided by Sponsor under this Agreement.

3.3

Checks shall be made payable to Institution and sent to: The University of Texas M. D. Anderson Cancer Center	Invoices shall be sent to Sponsor at:
[***]	Codiak BioSciences, Inc. 509 E 2nd St. #9 Boston MA 02127

REFERENCE: include title and EFFECTIVE

DATE of AGREEMENT and type of payment (e.g., license documentation fee, milestone payment, royalty including applicable patent/application identified by MDA reference number and patent number or application serial number, or maintenance fee, etc.).

4. CONSULTATION AND REPORTS

4.1 Sponsor’s designated representative (“Designated Representative”) for consultation and communications with the Principal Investigator shall be Doug Williams or such other person as Sponsor may from time to time designate in writing to Institution and the Principal Investigator.

4.2 During the term of the Agreement, Sponsor’s representatives may consult informally with Institution’s representatives regarding the Research Program, both personally and by telephone. Access to work carried on in Institution laboratories in the course of the Research Program shall be entirely under the control of Institution and/or Principal Investigator, but shall be made accessible to Sponsor on a reasonable basis for purposes of review of the Research Program.

4.3 The Principal Investigator will make up to two (2) written report(s) each year as requested by Sponsor’s Designated Representative. The Principal Investigator shall also submit a comprehensive final report within ninety (90) days of termination or completion of each research project within the Research Program which shall consist of a report of all activities undertaken and accomplishments achieved in connection with such research project.

5. PUBLICITY

Neither party shall make reference to the other in a press release or any other written statement in connection with work performed under this Agreement, if it is intended for use in the public media, except as required by the Texas Public Information Act or other law or regulation. Institution, however, shall have the right to acknowledge Sponsor’s support of the Research Program under this Agreement in scientific or academic publications and other scientific or academic communications, provided that in any statements, the scope and nature of participation shall be described accurately and appropriately.

6. PUBLICATION AND ACADEMIC RIGHTS

6.1 Institution and the Principal Investigator have the right to publish or otherwise publicly disclose information gained in the course of this Agreement, except for Sponsor’s confidential information (“Confidential Information”) as may be furnished to Institution pursuant to a separate nondisclosure agreement executed by the parties (“NDA”). In order to avoid loss of patent rights as a result of premature public disclosure of patentable information, Institution will submit any prepublication materials to Sponsor for review and comment [***] days in advance of its planned submission for publication. Sponsor shall notify Institution within [***] days of receipt of such materials whether it desires Institution to file patent applications on any inventions contained in the materials; and, if Sponsor agrees to reimburse Institution for the expense of preparing and filing such patent application(s), Institution will proceed promptly to file the patent application(s). Institution and Sponsor shall confer regarding the scope and content of any such patent application(s) but Institution shall have final authority with respect thereto.

6.2 It is understood that the Institution investigators may discuss the Research Program with other investigators but shall not reveal information which is Sponsor’s Confidential Information, as may be furnished to Institution pursuant to the NDA. In the event any joint inventions result, Institution shall grant to Sponsor the rights outlined in Article 7 to this Agreement as applicable to jointly owned Inventions, to the extent these are not in conflict with obligations to another party as a result of the involvement of the other investigator(s). In this latter case, Institution shall, in good faith, exercise reasonable efforts to enable Sponsor to obtain rights to the joint invention.

7. PATENTS, COPYRIGHTS AND TECHNOLOGY RIGHTS

7.1 Title to all inventions or discoveries conceived or reduced to practice in the performance of the Research Program hereunder and arising during the term of this Agreement (“Inventions”) shall reside: (a) in Institution if such Invention is conceived or reduced to practice solely by Institution; (b) in Sponsor if such Invention is conceived or reduced to practice solely by Sponsor; and (c) jointly in Sponsor and Institution if such Invention is conceived or reduced to practice jointly by Sponsor and Institution.

7.2 Institution hereby grants to Sponsor an option to negotiate a license to Institution’s rights in Inventions that fall within the definition of FUTURE UTDMACC EXOSOME TECHNOLOGY for all uses in the LICENSED FIELD and the LICENSED TERRITORY. Principal Investigator shall submit an invention disclosure to Institution’s Office of Technology Commercialization (“OTC”) promptly following conception or reduction to practice of any such Invention. OTC shall promptly (within [***] days after receipt of the invention disclosure) disclose such Invention to Sponsor. If Sponsor is interested in licensing such Invention, Sponsor will promptly notify Institution (within [***] days after disclosure by Institution) of its interest in licensing Institution’s rights in such Invention. Thereafter, Sponsor and Institution agree to negotiate in good faith, for a period of [***] days from the date of disclosure of the Invention to Sponsor, the terms of a license to Sponsor to Institution’s rights in such Invention, which terms shall be consistent with the terms of Institution’s standard license agreement, as described in Section 4.6(c) of the License Agreement. If a license agreement to such Invention has not been executed within [***] days of OTC’s disclosure of such Invention to Sponsor, then Sponsor’s Option shall be deemed terminated with respect to such Invention and Institution shall be free to enter into an exclusive or non-exclusive license to such Invention with any other entity, with no further obligation to Sponsor.

7.3 Each license entered into by Institution and Sponsor upon exercise of the option under Section 7.2 shall include financial terms relating to royalties and milestones to be paid by Sponsor upon further commercial development. Each such license shall contain terms and conditions that are generally consistent with the License Agreement with such variations, including for example, with respect to economic terms to reflect Sponsor’s commitment of funding hereunder, as the parties may reasonably agree.

7.4 Subject to the rights of third parties (e.g., research sponsors) in such FUTURE UTMDACC EXOSOME TECHNOLOGY, any FUTURE UTDMACC EXOSOME TECHNOLOGY developed in the laboratories of [***] that is not an Invention shall be subject to Sponsor’s option to license such FUTURE UTMDACC EXOSOME TECHNOLOGY, as described in Section 4.6 of the License Agreement. Any conflict between terms of this Agreement and terms of the License Agreement with respect to FUTURE UTMDACC EXOSOME TECHNOLOGY shall be governed and controlled by the terms of the License Agreement.

7.5 The parties agree that nothing in this Agreement grants either party any rights to any background intellectual property of the other Party created before the Effective Date and/or outside the scope of this Agreement. “Institution Background Intellectual Property” (“BIP”) means intellectual property and the legal rights therein (including, but not limited to, inventions, patent applications, patents, copyrights, and any information embodying proprietary data such as technical data and computer software) of Institution developed or created by Principal Investigator(s) before the Effective Date and/or outside the scope of this Agreement and necessary for the full exercise of all intellectual property resulting from the Research Program. If Institution identifies BIP to Sponsor and Sponsor determines that any such BIP owned solely by Institution is necessary for the full exercise of all intellectual property resulting from the Research Program, then Institution, in good faith, agrees to negotiate a license with Sponsor with respect to such BIP on a nondiscriminatory and reasonable royalty basis, to the extent that Institution is legally able to do so.

8. LIABILITY

8.1 Sponsor agrees to indemnify and hold harmless System, Institution, their Regents, officers, agents and employees from any liability, loss or damage they may suffer as a result of claims, demands, costs or judgments (“Claims”) against them arising out of the activities to be carried out pursuant to this Agreement, including but not limited to the use by Sponsor of the results obtained from the activities performed by Institution under this Agreement; provided, however, that the following is excluded from Sponsor’s obligation to indemnify and hold harmless:

(a) Claims arising from the negligent failure of Institution to substantially comply with any applicable FDA or other governmental requirements;

(b) Claims arising from the negligence or willful malfeasance of any Regent, officer, agent or employee of Institution or System; or

(c) Claims arising from a breach of this Agreement by Institution.

8.2 Both parties agree that upon receipt of a notice of Claim, the party receiving such notice will notify the other party promptly. Subject to the statutory rights and duties of the Texas State Attorney General, Sponsor agrees, at its own expense, to provide attorneys to defend against any actions brought or filed against Institution, System, their Regents, officers, agents and/or employees with respect to the subject of the indemnity contained herein, whether Claims are rightfully brought or filed; and subject to the statutory rights and duties of the Texas Attorney General, Institution will permit Sponsor to control the defense of such claim or action and will reasonably cooperate with Sponsor in connection therewith.

9. INDEPENDENT CONTRACTOR

For the purposes of this Agreement and the Research Program, the parties shall be, and shall be deemed to be, independent contractors and not agents or employees of the other party. Neither party shall have authority to make any statements, representations nor commitments of any kind, or to take any action which shall be binding on the other party, except as may be expressly provided for herein or authorized in writing.

10. TERM AND TERMINATION

10.1 This Agreement shall commence on the Effective Date and extend until the completion of the Research Program, unless sooner terminated in accordance with the provisions of this Article 10.

10.2 This Agreement may be terminated by the written agreement of both parties, or, after the first full Year of Operation, by Sponsor with [***] written notice to Institution (“Post Year One Termination”). In the event of Post Year One Termination, Sponsor shall pay all amounts that would otherwise have become due and payable under Section 3.1, excluding any [***], for the remainder of the then-current Year of Operation and [***] of all amounts that would otherwise have become due and payable under Section 3.1, excluding any [***], for the next Year of Operation, such amounts to become due and payable as and when such amounts otherwise would have become due and payable hereunder if no Post Year One Termination occurred. Upon any Post Year One Termination, any such amounts payable under this Section 10.2 shall be allocated and used by Institution at Institution’s sole discretion. For example, if such Post Year One Termination occurs in the second Year of Operation, Sponsor shall pay Institution a total of [***]for such second Year of Operation, and [***] ([***] as set forth in Section 3.1 x [***]) for the third Year of Operation, such amounts to be allocated and used by Institution for any purpose at Institution’s sole discretion. For the avoidance of doubt, payment of such amounts under this Section 10.2 upon any Post Year One Termination will constitute payment of “consideration provided herein” pursuant to Section 4.1 of the License Agreement such that the license grant under Section 4.1 of the License Agreement will remain in effect notwithstanding such Post Year One Termination.

10.3 In the event that either party shall be in default of its material obligations under this Agreement and shall fail to remedy such default within [***] days after receipt of written notice thereof, this Agreement may be terminated at the option of the party not in default upon expiration of the [***] day period.

10.4 This Agreement shall terminate automatically and immediately if Sponsor becomes bankrupt or insolvent and/or enters receivership or trusteeship, whether by voluntary act of Sponsor or otherwise.

10.5 Termination or cancellation of this Agreement shall not affect the rights and obligations of the parties accrued prior to termination. Upon termination, Sponsor shall pay Institution for all reasonable expenses incurred or committed to be expended as of the effective termination date, including salaries for appointees for the remainder of their appointment.

10.6 In addition, in order to accommodate the review and approval of this Agreement by the Office of General Counsel of System (“OGC”), for a period of [***] days following the Effective Date (the “Limited Unilateral Termination Period”), Institution will have the right to terminate this Agreement without cause upon [***] days’ notice to Sponsor; provided, however, that: (a) a termination by Institution will be effective if notice of termination is sent by Institution any time within the Limited Unilateral Termination Period even if the [***] day notice period extends beyond the Limited Unilateral Termination Period; and (b) the Limited Unilateral Termination Period will expire on the earlier to occur of (i) the end of the [***] days, or (ii) written notice to Sponsor from Institution that the Agreement has been approved by the OGC.

10.7 Any provisions of this Agreement which by their nature extend beyond termination shall survive such termination, including without limitation, those set forth in Section 3.3, 4.3, 5-8 and 13.

11. ATTACHMENTS

Attachments A and B are incorporated and made a part of this Agreement for all purposes.

12. USE OF HUMAN SUBJECTS (IF APPLICABLE)

12.1 To the extent applicable to the Research Program, Institution will conduct all human subjects research in accordance with Institution’s Federal Wide Assurance, written protocol(s), applicable law(s), and Institution’s policies and ethical standards. In the event a subject of any research under the Research Program has a research related injury, neither Institution nor Sponsor will provide coverage for any costs arising from such research related injury.

12.2 If Sponsor is responsible for monitoring research according to applicable law(s), then Sponsor shall alert Institution’s Institutional Review Board (“IRB”) when research findings could:

(a) Affect the safety of research subjects;

(b) Affect the willingness of research subjects to continue participation;

(c) Influence the conduct of the research;

(d) Alter the IRB’s approval for the research.

12.3 In the event research findings indicate that current and past research subjects are at increased risk that was not anticipated at the time of research design, the Principal Investigator, in accordance with both Institution IRB Policy and Procedures and the informed consent agreement applicable to the research and to research subjects, will immediately inform research subjects of such risk alteration.

13. GENERAL

13.1 This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that subject to the written approval of Institution, Sponsor may assign this Agreement to any purchaser or transferee of all or substantially all of Sponsor’s assets or stock upon prior written notice to Institution; provided, however, that such assignee shall have expressly assumed all of the obligations and liabilities of Sponsor under this Agreement, and provided, further that, Institution may assign its right to receive payments hereunder.

13.2 This Agreement constitutes the entire and only agreement between the parties relating to the Research Program, and all prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties. Terms and conditions which may be set forth (front, reverse, attached or incorporated) in any purchase order issued by Sponsor in connection with this Agreement shall not apply, except for informational billing purposes; i.e., reference to purchase order number, address for submission of invoices, or other invoicing items of a similar informational nature.

13.3 Any notice required by this Agreement shall be given prepaid, first class, certified mail, return receipt requested, addressed in the case of Institution to:

The University of Texas

M. D. Anderson Cancer Center

Strategic Industry Ventures

7007 Bertner, Unit 1643

Houston, Texas 77030

[***]

With a copy to:

The University of Texas

M. D. Anderson Cancer Center

1515 Holcombe Blvd.

Houston, Texas 77030

Attention: Chief Legal Officer

Or in the case of the Sponsor to:

Codiak BioSciences, Inc.

509 E 2nd St. #9

Boston MA 02127

or at such other addresses as may be given from time to time in accordance with the terms of this notice provision.

Notices and other communications regarding the day-to-day administration and operations of the Research Program shall be mailed (or otherwise delivered), addressed in the case of Institution to:

The University of Texas

M. D. Anderson Cancer Center

So Campus Research Bldg 3 (3SCR5.3414)

1515 Holcombe Blvd., Unit 1906

Houston Texas, 77030

[***]

or in the case of Sponsor to:

Codiak BioSciences, Inc.

509 E 2nd St. #9

Boston MA 02127

13.4 This Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State of Texas.

13.5 Each party acknowledges that this Agreement and the performance thereof are subject to compliance with any and all applicable United States laws, regulations, or orders, including those that may relate to the export of technical data, and each Party agrees to comply with all such laws, regulations and orders, including, if applicable, all requirements of the International Traffic in Arms Regulations and/or the Export Administration Act, as may be amended. Sponsor further agrees that if the export laws are applicable, it will not disclose or re-export any technical data under this Agreement to any countries for which the United States government requires an export license or other supporting documentation at the time of export or transfer, unless Sponsor has obtained prior written authorization from the U.S. Office of Export Control or other authority responsible for such matters.

13.6 If any provision contained in this Agreement is held invalid, unenforceable or contrary to laws then the validity of the remaining provisions of this Agreement shall remain in full force. In such instance, the parties shall use their best efforts to replace the invalid provision(s) with legally valid provisions having an economic effect as close as possible to the original intent of the parties.

13.7 Institution is an agency of the State of Texas and is subject to the Constitution and laws of the State of Texas. Nothing in this Agreement shall constitute or be construed as a waiver of the sovereign immunity of the State of Texas or a waiver, limitation, or restriction of any right of the State of Texas.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

SPONSOR:

CODIAK BIOSCIENCES, INC.

By:	/s/ Doug Williams
Name: Doug Williams
Title: President

Addresses for notices:

c/o ARCH Venture Partners
999 Third Avenue, Suite 3400
Seattle, WA 98104

With a mandatory copy, which shall not constitute notice to:

Goodwin Procter LLP
620 Eighth Avenue
New York, NY 10018
[***]

SIGNATURE PAGE TO SPONSORED RESEARCH AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

INSTITUTION:

THE BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM, on behalf of

THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER

By:	/s/Ronald A. Depinho
Name: Ronald A. DePinho, M.D.
Title: President

Approved as to Content

By:	/s/Ferran Prat
Name: Ferran Prat, J.D., Ph.D.
Title: Vice President, Strategic Industry
Ventures M. D. Anderson Cancer Center

Addresses for notices:

The University of Texas M. D. Anderson Cancer
Center
Office of Technology Commercialization
Unit 1669
PO Box 301407
Houston, Texas 77230-1407
[***]

With a mandatory copy, which shall not constitute notice, to:
Bracewell & Giuliani LLP
1445 Ross Avenue Suite 3800
Dallas, TX 75202-2724 [***]

SIGNATURE PAGE TO SPONSORED RESEARCH AGREEMENT

ATTACHMENT A - RESEARCH PROGRAM

[***]

FIRST AMENDMENT TO

SPONSORED RESEARCH AGREEMENT

This First Amendment to Sponsored Research Agreement (“Amendment”) is by and between The University of Texas M. D. Anderson Cancer Center (“Institution”), a member institution of The University of Texas System (“System”) and Codiak BioSciences, Inc., a Delaware corporation with its principal place of business at 500 Technology Square, 9th Floor, Cambridge, MA 02139 (“Sponsor”).

RECITALS

A. Sponsor and Institution have entered into that certain Sponsored Research Agreement (the “Agreement;” capitalized terms used but not defined herein shall have the meaning provided in the Agreement), effective as of the first day of February, 2016 (“Agreement Effective Date”); and

B. Sponsor and Institution desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, Institution and Sponsor agree as follows:

1. AMENDMENT EFFECTIVE DATE

1.1. This Amendment shall be effective as of 1 February 2017 (the “Amendment Effective Date”).

2. AMENDMENT OF AGREEMENT

2.1. Section 2.2 of the Agreement is hereby deleted and replaced by the following text:

“2.2 The term of the Research Program shall be from the Agreement Effective Date through and including the fifth anniversary of the Agreement Effective Date (each such annual period within the term is a “Year of Operation”). Sponsor shall have the option of extending the term of the Research Program under mutually agreeable support terms.”

2.2. Section 3.1 of the Agreement is hereby deleted and replaced by the following text:

“3.1 As consideration for the performance by Institution of its obligations under this Agreement, Sponsor agrees to pay Institution as delineated below:

Year of Operation	Direct Expenses
1	$1.0MM
2	$1.25MM
3	$1.25MM
4	$1.25MM
5	$1.25MM

1

Such amounts will be used to fund procurement of equipment, and the cost of employing specific personnel and materials, in each case, for use directly in the performance of the Research Program, such charges to be allocated between the Research Program and other activities conducted in the Principal Investigator’s laboratory in accordance with the Institution’s reasonable practices and policies (“Direct Expense”). Such funding shall be payable on a calendar quarter basis during the term of this Agreement with the first payment to be due and payable within [***] days after the Effective Date and each subsequent payment to be due and payable within [***] days after the start of each calendar quarter thereafter, during each of the first, second, third, fourth and fifth years of operation (each payment referred to as the “Quarterly Payment”). The first and last such payments shall be pro-rated to account for the period between the Effective Date and the beginning of the first full calendar quarter and the period between the end of the last full calendar quarter and the date of termination, should such periods be less than a complete calendar quarter. In addition, Sponsor will pay to Institution an “Overhead Charge” based on the Direct Expenses, calculated and payable as below:

•	Overhead Charge equal to Twenty-five percent (25%) of Direct Expense payable in cash with each of the foregoing Quarterly Payments, and

•

Overhead Charge equal to Twenty percent (20%) of Direct Expense, which such Overhead Charge shall be payable in the form of Series A Preferred Stock of Sponsor (as defined in the Second Amended and Restated Certificate of Incorporation of Sponsor (the “A&R COI”) and the Series B Preferred Stock (as defined in the A&R COI)) of Sponsor, as follows:

(a) During the first year of operation, Sponsor shall issue to Institution Fifty Thousand (50,000) shares of Series A Preferred Stock of Sponsor with each Quarterly Payment made to Institution, and with such Series A Preferred Stock valued at One Dollar ($1.00) per share, for a total of Two Hundred Thousand (200,000) shares of Series A Preferred Stock of Sponsor; and

(b) During the second, third, fourth and fifth years of operation, Sponsor shall issue Twenty Thousand Eight Hundred Thirty-Three (20,833) shares of Series B Preferred Stock of Sponsor on a quarterly basis, with each Quarterly Payment made to Institution, and with each share of Series B Preferred Stock of Sponsor valued at Three Dollars ($3.00) per share, and such that the Institution shall receive a total of Three Hundred Thirty-Three Thousand, Three Hundred Thirty-Three (333,333) shares of Series B Preferred Stock of Sponsor.

All payments under this Agreement shall be made payable to The University of Texas, M. D. Anderson Cancer Center, specifically referencing the Principal Investigator, the title of the Research Program, and the Agreement number, and submitted to the address in Section 3.4.”

2

2.3. Section 10.2 of the Agreement is hereby deleted and replaced by the following text:

“10.2 This Agreement may be terminated by the written agreement of both parties, or, after the first full Year of Operation, by Sponsor with [***] days’ written notice to Institution (“Post Year One Termination”). In the event of Post Year One Termination, Sponsor shall pay all amounts that would otherwise have become due and payable under Section 3.1, excluding any [***], for the remainder of the then-current Year of Operation and [***] of all amounts that would otherwise have become due and payable under Section 3.1, excluding any [***], for the next Year of Operation, such amounts to become due and payable as and when such amounts otherwise would have become due and payable hereunder if no Post Year One Termination occurred. Upon any Post Year One Termination, any such amounts payable under this Section 10.2 shall be allocated and used by Institution at Institution’s sole discretion. For example, if such Post Year One Termination occurs in the second Year of Operation, Sponsor shall pay Institution a total of $1.25M for such second Year of Operation, and $.75M ($1.25M as set forth in Section 3.1 x [***]) for the third Year of Operation, such amounts to be allocated and used by Institution for any purpose at Institution’s sole discretion. For the avoidance of doubt, payment of such amounts under this Section 10.2 upon any Post Year One Termination will constitute payment of “consideration provided herein” pursuant to Section 4.1 of the License Agreement such that the license grant under Section 4.1 of the License Agreement will remain in effect notwithstanding such Post Year One Termination.”

3. CONFIRMATION OF TERMS

3.1. Except as otherwise set forth herein, the Agreement shall continue in full force and effect, in accordance with it terms.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

INSTITUTION		SPONSOR

By:	/s/ Chris McKee, MHA	By:	/s/ Douglas E. Williams
Print Name: Chris McKee, MHA		Print Name: Douglas E. Williams
Title: VP Business Operations		Title: President and Chief Executive Officer

3

SECOND AMENDMENT TO

SPONSORED RESEARCH AGREEMENT

This Second Amendment to Sponsored Research Agreement (“Amendment”) is by and between The University of Texas M. D. Anderson Cancer Center (“Institution”), a member institution of The University of Texas System (“System”) and Codiak BioSciences, Inc., a Delaware corporation with its principal place of business at 500 Technology Square, 9th Floor, Cambridge, MA 02139 (“Sponsor”).

RECITALS

A.

Sponsor and Institution have entered into that certain Sponsored Research Agreement, effective as of the first day of February, 2016 (as amended by the First Amendment to Sponsored Research Agreement, the “Agreement;” capitalized terms used but not defined herein shall have the meaning provided in the Agreement).

B.	Sponsor and Institution entered into a License Agreement effective on or about November 10, 2015 (the “License Agreement”).

C.

Contemporaneously with the execution of this Second Amendment to Sponsored Research Agreement, Sponsor and Institution entered into a First Amendment to the License Agreement (the “First Amendment to the License Agreement”) pursuant to which clause (c) in the definition of “FUTURE UTDMACC EXOSOME TECHNOLOGY” was amended so that the phrase “[***]” was deleted and was replaced with the phrase “[***].”

D.

Pursuant to Section 7.2 of this Agreement, Institution granted an option to Sponsor to certain Inventions, which Inventions are defined in the Agreement in part by reference to the term “FUTURE UTDMACC EXOSOME TECHNOLOGY” as defined in the License Agreement.

E.

It is the Parties’ intention and agreement that the option granted pursuant to Section 7.2 of the Agreement apply to Inventions that fall within the definition of FUTURE UTDMACC EXOSOME TECHNOLOGY as amended by the First Amendment to the License Agreement.

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, Institution and Sponsor agree as follows:

1. AMENDMENT OF AGREEMENT

1.1.	Section 7.2 of the Agreement is hereby deleted and replaced by the following text:

“7.2 Institution hereby grants to Sponsor an option to negotiate a license to Institution’s rights in Inventions that fall within the definition of FUTURE UTDMACC EXOSOME TECHNOLOGY (as amended by the First Amendment

1

to the License Agreement), for all uses in the LICENSED FIELD and the LICENSED TERRITORY. Principal Investigator shall submit an invention disclosure to Institution’s Office of Technology Commercialization (“OTC”) promptly following conception or reduction to practice of any such Invention. OTC shall promptly (within [***] days after receipt of the invention disclosure) disclose such Invention to Sponsor. If Sponsor is interested in licensing such Invention, Sponsor will promptly notify Institution (within [***] days after disclosure by Institution) of its interest in licensing Institution’s rights in such Invention. Thereafter, Sponsor and Institution agree to negotiate in good faith, for a period of [***] days from the date of disclosure of the Invention to Sponsor, the terms of a license to Sponsor to Institution’s rights in such Invention, which terms shall be consistent with the terms of Institution’s standard license agreement, as described in Section 4.6(c) of the License Agreement. If a license agreement to such Invention has not been executed within [***] days of OTC’s disclosure of such Invention to Sponsor, then Sponsor’s Option shall be deemed terminated with respect to such Invention and Institution shall be free to enter into an exclusive or non-exclusive license to such Invention with any other entity, with no further obligation to Sponsor.”

2. CONFIRMATION OF TERMS

2.1. Except as otherwise set forth herein, the Agreement shall continue in full force and effect, in accordance with it terms.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

INSTITUTION		SPONSOR

By:	/s/ Ben Melson	By:	/s/ Douglas E. Williams
Print Name: Ben Melson		Print Name: Douglas E. Williams
Title: SVP, Chief Financial Officer		Title: President and Chief Executive Officer

2